                                VALUE LINE, INC.
                      VALUE LINE DISTRIBUTION CENTER, INC.
                           VALUE LINE PUBLISHING, INC.
                           VALUE LINE SECURITIES, INC.
                             COMPUPOWER CORPORATION
                                VALUE LINE FUNDS

                            CODE OF ETHICS REGARDING
                             SECURITIES TRANSACTIONS
                           AND INSIDER TRADING POLICY

         This organization is one of the most complex in the investment business. The diversity of its activities, including the publication of The
Value Line Investment Survey and other services, and the management of mutual funds and asset management accounts, raises special problems regarding areas in which conflicts of interest may arise between the overall organization and its directors, officers and employees on the one hand, and subscribers to the services, shareholders of the funds, and asset management clients, on the other.

         Ethics and law place a heavy burden on an investment firm and its officers, directors and employees. They are, together, in a position of trust in which the highest standards of integrity at all times must be maintained. It is the duty of Value Line's senior management to take all steps to ensure that the private financial or other transactions of all employees are conducted so as not to conflict with the interest of subscribers, shareholders and clients with whom the organization is in a relationship of trust. The interests of such subscribers and investors are specifically protected by the Securities and
Exchange Commission and other governmental authorities and the consequences of an improper transaction by an officer, director or employee are most serious for everyone concerned.

         It is the duty of Value Line's senior management to protect both Value
Line and its officers, directors and employees by establishing procedures to be followed by all personnel in their private transactions. Much thought has been given to working out solutions that are practical and realistic. The rules and procedures that have been established are similar to those that have been adopted by a number of other firms in the securities business.

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This Code of Ethics Regarding Securities Transactions and Insider Trading Policy
is applicable to all officers, directors and employees of Value Line, Inc. and its subsidiaries ("Value Line") and of the Value Line Funds.

1.       CONFIDENTIALITY; INSIDER TRADING RULES APPLICABLE TO OFFICERS,
         DIRECTORS AND EMPLOYEES

         Value Line's senior management wishes to emphasize, in the strongest possible manner, the paramount necessity for exercising the greatest discretion in divulging confidential information. Depending on their functions in the organization, officers, directors and employees have access to, or may become aware of, confidential information to a greater or lesser degree. It is not possible to give an exhaustive list of what material is confidential, and common sense must be applied to the circumstances, but the following matters must
ALWAYS be treated as strictly confidential:

         (a)      the name of Stock Highlights prior to the time when
                  subscribers to Value Line's Services have had a reasonable time to act on a recommendation;

         (b)      the name of a Special Situation after selection for
                  publication in a Value Line Service and prior to the time when subscribers to that Service have had a reasonable time to act on the recommendation;

(c)               all Value Line Select recommendations prior to the time when subscribers to that Service have had a reasonable time to act on the recommendation;

         (d)      any information regarding, or connected with, buying and
                  selling operations conducted, or proposed to be conducted, in respect of the security portfolios of any of the Value Line
                  Funds or of any asset management client;

         (e)      any information privately tendered to any person in the Value
                  Line organization that, if or when publicly known, would be likely to affect the price of a security.

         All officers, directors and employees must not use, reveal or discuss any confidential information with any person outside Value Line unless they are specifically authorized to do so by the CEO of Value Line, Inc. for a particular business reason; and officers, directors and employees must not disclose confidential information to any other member of the organization unless it is clearly necessary for such person to be informed. Any information relating to
Value Line, Inc., its subsidiaries or the Value Line Funds prior to its release to the public must be considered to be confidential information.

         OFFICERS, DIRECTORS AND EMPLOYEES MUST NOT BUY, SELL, TIP, RECOMMEND OR
SUGGEST THAT ANYONE ELSE BUY, SELL OR RETAIN, THE SECURITIES OF ANY COMPANY
(INCLUDING VALUE LINE, INC.) WHILE IN POSSESSION OF INSIDE INFORMATION REGARDING
SUCH COMPANY. THIS PROHIBITION ON INSIDER TRADING APPLIES NOT ONLY TO PERSONAL
TRANSACTIONS, BUT ALSO BARS TRADING FOR CLIENT ACCOUNTS OR FOR FAMILY MEMBERS OR
FRIENDS WHEN IN POSSESSION OF INSIDE INFORMATION. IN SHORT, "INSIDE INFORMATION"
MEANS NON-PUBLIC INFORMATION (INFORMATION WHICH IS NOT AVAILABLE TO INVESTORS
GENERALLY) THAT A REASONABLE INVESTOR WOULD CONSIDER TO BE IMPORTANT IN DECIDING
WHETHER TO BUY, SELL, OR RETAIN A SECURITY.

                                      -2-

         THE UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INSIDE INFORMATION IS
ALWAYS WRONG AND MAY HAVE THE MOST SERIOUS CONSEQUENCES. ANY BREACH OF THIS RULE
WILL BE REGARDED AS A SERIOUS CONTRAVENTION OF COMPANY REGULATIONS.

2.       TRADING AND OTHER RULES APPLICABLE TO OFFICERS AND EMPLOYEES

         (a) Employees, including officers, are:

                    i      forbidden to act as investment advisers, to operate
                           any security account management service, or to give
                           any investment advice to any person for profit or
                           benefit, whether direct or indirect, without the
                           express prior written authorization of the Chief
                           Executive Officer of Value Line, Inc.

                   ii      forbidden to trade against the interest of
                           subscribers to any of the Value Line Services, asset
                           management clients, or any Value Line Funds, for
                           their own account or benefit, whether direct or
                           indirect, or for the account or benefit, whether
                           direct or indirect, of any other person.

                  iii      forbidden to recommend any securities transaction to
                           any Value Line Fund or asset management account
                           without having disclosed in writing his interest, if
                           any, in the securities or the issuer thereof to Value
                           Line's Compliance Officer, Legal Counsel and CEO.

                  iv       forbidden from serving on the Board of Directors of
                           any publicly traded company without the express prior
                           written authorization of the Chief Executive Officer
                           of Value Line, Inc.

                   v       forbidden from purchasing any security until 7
                           calendar days after all transactions for a Value Line
                           Fund or asset management account have been completed
                           for that security; forbidden from selling any
                           security until at least 7 calendar days after all
                           transactions for a Value Line Fund or asset
                           management account have been completed for that
                           security (see 2(a)(x) below). A portfolio manager may
                           not purchase or sell a security for his or her own
                           account within 7 calendar days before or after all
                           transactions for a Value Line Fund or asset
                           management account have been completed for that
                           security if he acts as a portfolio manager for that
                           Fund or account or is a member of the portfolio
                           management team for that Fund or account. The
                           foregoing requirements relate to all securities
                           transactions (purchases, sales, or other acquisitions
                           or dispositions) effected by or on behalf of the
                           officer, employee, his/her spouse, minor child, other
                           household members, accounts subject to the officer's
                           or employee's discretion and control and other
                           accounts in which the employee has a beneficial
                           interest.

                                      -3-

                    vi     forbidden from PURCHASING or SELLING any security
                           that has been selected or is about to be recommended
                           as a special recommendation or stock highlight by any
                           of the Value Line Services or if its rank is being
                           upgraded by one of the Services until at least 1
                           business day after publication of the Service.

                   vii     forbidden from SELLING any security if its rank is
                           being downgraded or if a Value Line Service is
                           recommending that it be sold until at least 1
                           business day after publication. ("Publication" refers
                           to the date of publication appearing on a Service.)

                   viii    prohibited from participating in initial public
                           offerings. Purchases of new issues are allowed only
                           in the secondary markets.

                    ix     prohibited from acquiring securities in a private
                           placement without the express prior written
                           authorization of the Chief Executive Officer of Value
                           Line, Inc.

                     x     to avoid selling securities shortly after they are
                           purchased ("day-trades") and should be prepared to
                           hold securities for 60 calendar days or more in light
                           of the potentially cumulative waiting periods
                           established under 2(a)(5) above and in order to avoid
                           any conflict of interest.

                    xi     prohibited without the express prior written
                           authorization of the Chief Executive Officer of Value
                           Line, Inc., from accepting any offer made by any
                           person whereby the officer or employee would be
                           enabled to purchase or sell any security at a price,
                           or under other conditions, more favorable than those
                           obtainable at the time by the general public.

                   xii     prohibited from receiving any gift other than of a
                           minor value from any person that does business with
                           Value Line, any of its subsidiaries or any of the
                           Value Line Funds.

                           IN ADDITION, WITH RARE EXCEPTIONS, AS SET FORTH IN
                           SECTION 3, ALL TRANSACTIONS MUST BE CLEARED IN
                           ADVANCE BY THE TRADING DEPARTMENT.

3.       PRE-CLEARANCE OF TRADES APPLICABLE TO OFFICERS AND EMPLOYEES

         NO OFFICER OR EMPLOYEE MAY ENGAGE IN ANY TRANSACTION IN ANY SECURITY
WITHOUT ADVANCE NOTIFICATION TO AND CLEARANCE BY THE TRADING DEPARTMENT, EXCEPT
AS SET FORTH BELOW. IF CLEARANCE IS DENIED, THIS FACT SHOULD BE CONSIDERED AS
CONFIDENTIAL INFORMATION AND MUST NOT BE DISCLOSED. In addition, the acquisition of securities in a private placement or

                                      -4-

the purchase or sale of any security at a price more favorable than that which is ascertainable at the time by the general public also requires the express written authorization of the Chief Executive Officer of Value Line, Inc.

         The fullest assistance will always be given to any employee who is in doubt as to whether a particular transaction would CONTRAVENE EITHER THE GENERAL
PROHIBITIONS SET OUT IN SECTION 1 OR ANY OF THE SPECIFIC RULES SET FORTH IN
SECTION 2. Employees and officers are urged in any case where they have the slightest doubt as to the propriety of a transaction, to refer it to Value
Line's Compliance Officer or Legal Counsel.

         Provided the standards of Sections 1 and 2 are met, the following transactions are exempted from the pre-clearance requirement:

         (a)      transactions effected in any account in which the employee has no direct or indirect influence or control or beneficial
                  interest;

         (b)      transactions in securities that are direct obligations of the
                  United States;

         (c)      purchases of shares in automatic dividend reinvestment
                  programs;

         (d)      transactions in the shares of any registered open-end
                  investment company (mutual fund);

         (e)      transactions in banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

4.       REPORTING OBLIGATIONS APPLICABLE TO OFFICERS, DIRECTORS AND EMPLOYEES

         THE SECURITIES AND EXCHANGE COMMISSION REQUIRES VALUE LINE, INC. AND
OTHER INVESTMENT ADVISERS TO OBTAIN FROM OFFICERS, DIRECTORS AND EMPLOYEES, AND
TO MAINTAIN RECORDS OF, PARTICULARS OF THEIR SECURITIES TRANSACTIONS AND OF
OTHER TRANSACTIONS IN SECURITIES IN WHICH THEY MAY BE CONSIDERED TO HAVE A
BENEFICIAL INTEREST.

         (A)      OFFICERS AND EMPLOYEES

         IN ORDER TO COMPLY WITH THE REPORTING REQUIREMENTS, OFFICERS AND
EMPLOYEES MUST (I) INSTRUCT THE BROKER DEALER OR BANK WITH OR THROUGH WHOM A
SECURITY TRANSACTION IS EFFECTED IN WHICH SUCH PERSON HAS, OR BY REASON OF SUCH
TRANSACTION, ACQUIRES ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP OF A SECURITY
TO FURNISH DUPLICATE COPIES OF TRANSACTION CONFIRMATIONS AND STATEMENTS OF
ACCOUNT AT THE SAME TIME THAT SUCH STATEMENTS ARE SENT TO THE OFFICER OR

                                      -5-

EMPLOYEE AND (II) REPORT IN WRITING BY MAY 30 OF EACH CALENDAR YEAR TO THE
COMPLIANCE DEPARTMENT THAT SUCH PERSON HAS EITHER FORWARDED ALL BROKERAGE
STATEMENTS WITH RESPECT TO TRANSACTIONS OR HAD NO TRANSACTIONS DURING THE
PREVIOUS YEAR.

                  (i)      The foregoing requirements relate to all
                           securities transactions (purchases, sales, or other
                           acquisitions or dispositions) effected by or on
                           behalf of the officer, employee, his/her spouse,
                           minor child, other household members, accounts
                           subject to the officer's or employee's discretion and
                           control and other accounts in which the employee has
                           a beneficial interest.

                  (ii)     Every such transaction is to be reported, whether or
                           not it is effected directly or indirectly. Examples
                           of transactions in securities that indirectly benefit
                           a person mentioned in subparagraph (i) above include
                           transactions that entitle such person to any of the
                           rights or benefits of ownership even though he or she
                           is not the owner of record. In addition to the family
                           situations mentioned above, beneficial ownership may
                           also occur where such person acquires or disposes of
                           securities in the capacity of trustee, executor,
                           pledgee, agent or in any similar capacity, or where
                           any such person has a beneficial interest in the
                           securities under a trust, will, partnership or other
                           arrangement, or through a closely held corporation.

         (b)      Directors

                  (1) Directors other than Outside Fund Directors. All Directors other than outside Value Line Fund directors, must either comply with Section
4(a) as if it applied to such directors or file a report with the Compliance
Department within 10 days of the end of any calendar quarter covering every transaction in which the director had, or by reason of the transaction, acquired, any direct or indirect beneficial ownership of a security which contains the following information: (a) the date of the transaction, title and number of shares or interest rate, maturity and principal amount of each security involved; (b) the nature of the transaction (i.e., a purchase, sale, gift); (c) the price; (d) the name of the broker, dealer or bank through whom the transaction was effected; and (e) the date the report is submitted to the
Compliance Department.

                  (2) Outside Fund Directors. The Securities and Exchange
Commission requires that any Director of the Value Line Funds (who is not an interested person of a Fund or otherwise an officer, director or employee of
Value Line) must file a report with the Compliance Department within 10 days of the end of any calendar quarter if such director knew, or "in the ordinary course of fulfilling his or her official duties as a Fund director, should have known," that during the 15 days before or after the date of a transaction by the director, the security is or was purchased or sold by a Value Line Fund, or was being considered by a Value Line Fund or Value Line, Inc. for purchase or sale.
Ordinarily, reports would need to be filed only if an outside director actually knows of a Fund transaction since, generally, outside directors would not be expected to be in a position in which they "should have known" of a Fund transaction.

                                      -6-

                  (3) Directors are forbidden from trading against the interest of asset management accounts or any Value Line Funds.

         (c)      Access Persons*

                  (1) Initial Reporting Requirements. No later than 10 days
after a person becomes an Access Person, such person must file a report with the
Compliance Department which contains the following information: (a) the title and number of shares or principal amount of each security in which such person has any direct or indirect beneficial ownership; (b) the name of the broker, dealer or bank with whom such person maintains an account in which the securities are held; and (c) the date the report is submitted to the Compliance
Department.

                  (2) Annual Reporting Requirements. No later than May 30 of each calendar year, each Access Person must file a report with the Compliance
Department which contains the following information: (a) the title and number of shares or principal amount of security in which such person has any direct or indirect beneficial ownership; (b) the name of the broker, dealer or bank with whom such person maintains an account in which the securities are held; and (c)
the date the report is submitted to the Compliance Department.

                                      * * *

         The provisions of this Policy Statement must be strictly observed.
Violations of this policy will be grounds for appropriate disciplinary action, including, in the case of officers and employees, dismissal. Pre-clearance and reporting of personal securities transactions do not relieve anyone from responsibility for compliance with the proscriptions against insider trading and tipping described in Section 1.

         The Legal and Compliance Departments of Value Line shall be responsible for the interpretation and enforcement of this Policy Statement and Code of
Ethics.

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*        You are an Access Person if you are a director, officer or employee of a Value Line Fund or of Value Line (or of any company in a control relationship to Value Line) who, in connection with your regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Fund, or whose functions relate to the making of any recommendation to the Fund with respect to the purchase or sale of securities. If you are in doubt as to your status, you should check with the Legal Department.

                                      -7-